                                                                      EXHIBIT 22

                         CHATTEM, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY

       NAME OF SUBSIDIARY                      STATE OR COUNTRY OF INCORPORATION
       ------------------                      ---------------------------------
Chattem (Canada) Inc.                                       Canada
Chattem (U.K.) Limited                                      England
HBA Insurance Ltd.                                          Bermuda
Signal Investment & Management Co.                          Delaware




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